Exhibit 99.1

              Western Sierra Bancorp Reports Record Profitability;
  Fully Diluted Earnings Per Share increases 26% to $.47 for the 2nd Quarter;
                         Asset Quality Remains Strong

    CAMERON PARK, Calif., July 19 /PRNewswire-FirstCall/ -- Western Sierra Bancorp (Nasdaq: WSBA), a multi-bank holding company, headquartered in Cameron Park, Calif., announced results for the second quarter ended June 30, 2004.

    Financial Highlights from the second quarter of 2004 vs. 2003:

    -- An increase in GAAP net income of $1.22 million or 50% to $3.68 million -- An increase in Fully Diluted GAAP EPS to $0.47 from $0.37 or 26%
    -- GAAP ROA and ROE of 1.32% and 14.94%, as compared to 1.35% and 17.10% -- Return on Tangible Equity of 22.90% as compared to 18.74%
    -- Total assets increased $426 million or 57% to $1.17 billion
    -- Total loans increased $285 million or 48% to $873 million
    -- Net interest margin remained stable at 5.11% versus 5.18%
    -- Efficiency Ratio was reduced to 55.5% from 57.5%
    -- Continued superior asset quality with nonperforming assets at just
       0.11% of ending assets

    Financial Highlights from the six-month period ended June 30, 2004 vs.
2003:

    -- An increase in GAAP net income of $2.40 million or 50% to $7.15 million -- An increase in Fully Diluted GAAP EPS to $0.91 from $0.72 or 26%
    -- GAAP ROA and ROE of 1.32% and 14.84%, as compared to 1.34% and 16.98% -- Return on Tangible Equity of 23.02% as compared to 18.52%
    -- Net interest margin remained stable at 5.21% versus 5.27%
    -- Efficiency Ratio was reduced to 55.8% from 57.6%

    Management Comments

    Gary D. Gall, President and CEO of Western Sierra Bancorp, stated, "We are very pleased with the second quarter results. Asset quality remains excellent and we have three denovo branches that are due to open in the next 90 days in growth markets. It is clear that the bottom of the interest rate cycle has passed and we are positioned to benefit from increasing rates."

    Record Earnings and Returns

    The Company reported record GAAP Earnings of $3,681,000 for the quarter or $0.47 per diluted share, an increase of $1,219,000 or 50% over the quarter ended June 30, 2003 in which earnings were $2,462,000 or $0.37 per diluted share. For the six-month period ended June 30, 2004, the Company reported GAAP Earnings of $7,146,000 or $0.91 per diluted share, an increase of $2,396,000 or 50% over the same period in 2003 in which earnings were $4,750,000 or $0.72 per diluted share.

    For the twelve month period ended June 30, 2004 (trailing twelve months) GAAP earnings were $12,344,000 or $1.63 per diluted share, an increase of $3,366,000 or 37% over the $8,978,000 or $1.37 per diluted share reported for the trailing twelve months ended June 30, 2003.

    The Company reported record Cash Earnings (excludes amortization expense of intangibles of $117,000 and $40,000, respectively, on a tax-adjusted basis) of $3,798,000 or $0.48 per diluted share, an increase of $1,296,000 or 52% over the quarter ended June 30, 2003 in which Cash Earnings were $2,502,000,
or $0.38 per diluted share.   For the six-month period ended June 30, 2004,
the Company reported Cash Earnings of $7,380,000 or $0.94 per diluted share, an increase of $2,550,000 or 53% over the same period in 2003 in which earnings were $4,830,000 or $0.73 per diluted share.

    On a GAAP basis, Return on Average Assets was 1.32% for the quarter and six-month period ended June 30, 2004 as compared to 1.35% and 1.34% for the second quarter and six-month period ended June 30, 2003. Return on Average Equity was 14.94% for the second quarter and 14.84% for the six-month period ended June 30, 2004 as compared to 17.10% and 16.98% for the second quarter and six-month period ended June 30, 2003.

    Strong Loan and Deposit Growth

    Total Assets ended the quarter at a record high of $1.17 billion. This represents a $426 million or 57% increase over June 30, 2003. The Company has continued its record of strong loan growth. Total gross loans grew to $873 million, an increase of $285 million or 48% over a year ago. Total Deposits grew to a record $998 million; this represents an $343 million or 52% increase over June 30, 2003. The June 30, 2004 balance sheet totals include $159 million in loans, $237 million in total assets and $211 million in deposits acquired though the acquisitions of Central Sierra Bank on July 11, 2003 and Auburn Community Bank on December 12, 2003.

    Net Interest Income Reaches Record High

    Net interest income increased by $4.0 million or 47% over the second quarter of 2003. The Company's reported Net Interest Margin (on a fully tax equivalent basis) of 5.11% was down 7 basis points from the second quarter 2003. For the six-month period ended June 30, 2004, net interest income increased $8.0 million or 47% and the Net Interest Margin (on a fully tax equivalent basis) of 5.21% was down 6 basis points from the same period in 2003. The Company's Net Interest Margin has been relatively stable given the level of rate reductions that have occurred in the market place over the last three years. The Company has benefited from stable income from fixed rate loans and investments as well as loans that have reached contractual floors during this period. In addition, loan growth has driven the increase in net interest income with the loan-to-deposit ratio increasing from approximately 90% in the second quarter of 2003 to 92% in the second quarter of 2004.

    Superior Asset Quality

    Credit quality remains strong with $86,000 or 0.04% loan delinquencies between 30 and 90 days as of June 30, 2004 compared to no loan delinquencies as of June 30, 2003. Non-performing assets (delinquent loans over 90 days and REO) as of June 30, 2004 totaled $1.3 million or 0.11% of total assets, compared to $1.0 million or 0.14% of total assets at June 30, 2003. The allowance for loan and lease losses totaled $12.7 million, or 1.45% of loans outstanding at June 30, 2004, compared to $8.2 million, or 1.39%, a year ago. The Company recorded net charge-offs of $148,000 in the second quarter of 2004 as compared to $26,000 in the same period of 2003. For the six-month period ended June 30, 2004, net charge-offs were $178,000 as compared to $3,000 for the same period of 2003.

    Other Income / Expense and the Efficiency Ratio

    In addition to growth in net interest income of 47% for the quarter, the Company grew non-interest income by 20% primarily through increased service charges and fees of $345,000 and increased investment service fee income of $86,000. Total operating expenses excluding amortization of core deposit intangibles grew at a slower rate (37% for the quarter) resulting in an improved efficiency ratio, which was reduced from 57.5% in the first quarter of 2003 to 55.5% in the first quarter of 2004.

    Other Information and Disclaimers

    Western Sierra Bancorp is comprised of Western Sierra National Bank, Lake Community Bank, Central California Bank and Auburn Community Bank. The Company operates 32 Branches and loan production facilities in the counties of El Dorado, Placer, Sacramento, Lake, Stanislaus, San Joaquin, Calaveras, Amador, Contra Costa, Tuolumne and Butte.

    This press release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934 that involve risk and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other things, fluctuations in interest rates, changes in economic conditions or governmental regulation, credit quality and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                     Western Sierra Bancorp and Subsidiaries
                         Consolidated Statement of Income
                  (dollars in thousands, except per share data)

                            Three Months Ended         Six Months Ended
    (Unaudited)                  June 30,                  June 30,
                       2004      2003   Growth%     2004      2003   Growth%
    Interest income:
      Interest and
       fees on loans $14,392   $10,046   43.3%    $28,427   $19,798   43.6%
      Interest on
       investment
       securities:
        Taxable          386       378                755       779
        Exempt from
         federal taxes   389       368                776       728
      Interest on
       Fed Funds Sold    141       128                194       170
          Total
           interest
           income     15,308    10,920   40.2%     30,152    21,475   40.4%

    Interest expense:
      Interest on
       deposits        2,170     2,047              4,174     4,046
      Interest on
       borrowed funds    552       282              1,109       553
          Total
           interest
           expense     2,722     2,329   16.9%      5,283     4,599   14.9%

          Net interest
           income     12,586     8,592   46.5%     24,869    16,876   47.4%

    Provision for loan
      and lease losses
      (LLP)              600       530   13.2%      1,310     1,055   24.2%

          Net interest
           income after
           LLP        11,986     8,061   48.7%     23,559    15,821   48.9%

    Non-interest income:
      Service charges
       and fees        1,220       875              2,415     1,696
      Investment
       service fee
       income             86        --                377        16
      Net gain on
       sale and
       packaging of
       residential
       mortgage and
       government-
       guaranteed
       commercial
       loans           1,192     1,231              2,047     2,335
      Loss on sale
       of investment
       securities        (11)       --                (11)       --
      Other income       226       154                453       268
          Total
           non-interest
           income      2,713     2,260   20.1%      5,281     4,315   22.4%

    Other expenses:
      Salaries and
       benefits        4,881     3,434              9,768     6,851
      Occupancy and
       equipment       1,435     1,154              2,787     2,206
      Other expenses   2,414     1,789              4,723     3,434
      Amortization of
       core deposit
       intangibles       180        62                360       123
          Total other
           expenses    8,910     6,439   38.4%     17,638    12,614   39.8%

          Income before
           income tax  5,790     3,882   49.1%     11,202     7,522   48.9%

    Income taxes       2,109     1,421              4,056     2,772
          GAAP net
           income     $3,681    $2,461   49.5%     $7,146    $4,750   50.4%

    Amortization of
     core deposit
     intangible after
     tax                 117        40                234        80
          Cash net
           income     $3,798    $2,502   51.8%     $7,380    $4,830   52.8%

    GAAP EPS
      Basic earnings
       per share       $0.49     $0.39   26.1%      $0.95     $0.76   26.0%
      Fully diluted
       earnings per
       share           $0.47     $0.37   25.9%      $0.91     $0.72   26.2%

    Cash EPS
     (excluding
      amortization
      expense)
      Basic earnings
       per share       $0.51     $0.40   28.1%      $0.98     $0.77   28.0%
      Fully diluted
       earnings per
       share           $0.48     $0.38   27.8%      $0.94     $0.73   28.1%

    Shares used to
     compute Basic
     EPS               7,458     6,292              7,507     6,289
    Shares used to
     compute Fully
     Diluted EPS       7,839     6,602              7,856     6,587

    Average Loans   $866,378  $572,440   51.3%   $852,007  $565,799   50.6%

    Average
     Investments    $141,545  $108,542   30.4%   $124,222   $95,755   29.7%

    Average
     Earning
     Assets       $1,007,923  $680,982   48.0%   $976,229  $661,555   47.6%

    Average
     Deposits       $943,206  $639,796   47.4%   $911,211  $622,049   46.5%

    Average
     Non-interest
     Demand
     Deposits       $241,998  $147,767   63.8%   $228,424  $144,316   58.3%

    Average
     Interest-
     bearing
     Liabilities    $769,487  $521,662   48.1%   $750,344  $507,160   48.0%

    Average
     Assets       $1,119,879  $733,518   52.7% $1,085,941  $714,020   52.1%

    Average
     Equity          $99,103   $57,744   71.6%    $96,843   $56,417   71.7%

    Return on
     Average
     Assets
     (GAAP)            1.32%     1.35%              1.32%     1.34%

    Return on
     Average
     Equity
     (GAAP)           14.94%    17.10%             14.84%    16.98%

    Return on
     Tangible
     Equity           22.90%    18.74%             23.02%    18.52%

    Net Interest
     Margin
     (FTE)             5.11%     5.18%              5.21%     5.27%

    Efficiency
     Ratio (FTE)      55.53%    57.45%             55.81%    57.63%

                   Western Sierra Bancorp and Subsidiaries
                          Consolidated Balance Sheet
                            (dollars in thousands)
                                 (Unaudited)

                                                 June 30,    June 30,
    ASSETS:                                        2004        2003   Growth %
    Cash and due from banks                       $38,382    $33,724
    Federal funds sold                             98,245     23,520
      Cash and cash equivalents                   136,627     57,244    138.7%

    Interest-bearing deposits                       4,000      1,090
    Loans held for sale                             1,909      5,134
    Investment securities:
      Trading                                          31         21
      Available for sale (amortized cost $86,076
       in 2004 and $59,322 in 2003)                86,213     61,124
      Held to maturity (market value of $3,839
       in 2004 and $5,851 in 2003)                  3,741      5,597
        Total investments                          89,985     66,742     34.8%
    Portfolio loans and leases:
      Real estate mortgage                        548,629    334,639
      Real estate construction                    186,380    146,483
      Commercial                                  119,035     86,826
      Agricultural                                 12,702     13,565
      Installment                                   4,197      4,264
      Lease financing                               1,923      2,238
        Total gross loans and leases              872,866    588,015     48.4%
      Deferred loan and lease fees, net            (2,587)    (1,757)
      Allowance for loan and lease losses         (12,661)    (8,165)
        Net portfolio loans and leases            857,618    578,093     48.4%

    Premises and equipment, net                    19,637     15,777
    Other real estate                                  --         --
    Goodwill and other intangible assets           34,371      5,028
    Other assets                                   30,497     19,535
      Total Assets                             $1,174,644   $748,643     56.9%

    LIABILITIES AND SHAREHOLDERS' EQUITY:
    Non-interest bearing deposits                $267,453   $163,203     63.9%
    Interest bearing deposits:
      NOW, money market and savings               363,031    194,612
      Time, over $100,000                         198,633    153,549
      Other time                                  168,504    143,039
        Total deposits                            997,621    654,403     52.4%

    Borrowed funds                                 31,150     14,000
    Subordinated debt                              36,496     16,000
    Other liabilities                               8,700      4,821
        Total liabilities                       1,073,967    689,224     55.8%

    Shareholders' equity:
      Preferred stock - no par value;
      15,000,000 shares authorized; none issued
      Common stock - no par value;
       15,000,000 shares authorized;
       7,584,638 shares issued in 2004 and
       6,295,563 shares in 2003                    67,348     31,102
      Retained earnings                            33,244     27,462
      Unearned ESOP shares                             --       (325)
      Accumulated other comprehensive income           85      1,180
        Total shareholders' equity                100,677     59,419     69.4%
        Total Liabilities and Shareholders'
         Equity                                $1,174,644   $748,643     56.9%

    Allowance for loan and lease losses to
     Gross Loans                                    1.45%      1.39%

    Ending Delinquent Loans                           $86        $--

    Ending Non Performing Loans (non accrual
     and > 90 days)                                $1,272     $1,020

    Total Non Performing Loans and REO - Non
     Performing Assets                             $1,272     $1,020

    YTD Net Charge-offs                              $178         $3

    YTD Net Charge-offs as a % of Avg Loans         0.04%      0.00%

    Non Performing Assets as a % of Total Assets    0.11%      0.14%

    Total Risk Based Capital To Risk Weighted
     Assets                                        12.18%     12.34%

    Tier 1 Capital to Risk Weighted Assets         10.68%     11.07%

    Tier 1 Capital to Average Assets (Leverage
     Ratio)                                         8.70%      9.38%

SOURCE  Western Sierra Bancorp
    -0-                             07/19/2004
    /CONTACT: Gary D. Gall, or Anthony J. Gould, both of Western Sierra Bancorp, +1-530-677-5600/
    /Web site:  http://www.westernsierrabancorp.com /
    (WSBA)

CO:  Western Sierra Bancorp
ST:  California
IN:  FIN
SU:  ERN